UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200

Sunrise, Florida 33323

(Address of Principal Executive Offices)

954-846-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2005, Mayor’s Jewelers, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Michael Rabinovitch to serve as Senior Vice-President and Chief Financial Officer of the Company, effective August 1, 2005. Under the terms of the Agreement, Mr. Rabinovitch will receive an annual gross base salary of $300,000, subject to annual increases as determined at the Company’s discretion. Other compensation and benefits include an annual performance-based bonus, guaranteed to be a minimum of $75,000 for fiscal year 2005; a one-time signing bonus of $35,000, subject to certain continued-employment conditions; eligibility for participation in the Company’s long-term equity plan and a monthly car and travel expense allowance. The Company may terminate the Agreement at any time with or without Cause (as defined in the Agreement). Mr. Rabinovitch may terminate the Agreement by giving the Company at least ninety-days written notice. If the Company exercises its right to terminate Mr. Rabinovitch without Cause, he will be paid his salary through his termination date, will receive the pro rata share of the bonus to which he would have been entitled for that fiscal year, and will receive his salary for an additional six months.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed in Item 1.01 of this Current Report on Form 8-K, on July 6, 2005, the Company entered into an Employment Agreement with Mr. Rabinovitch to serve as Senior Vice-President and Chief Financial Officer of the Company, effective August 1, 2005.

Mr. Rabinovitch, age 35, is a certified public accountant and brings over 13 years of experience in the financial and accounting arena. From 1999 until the present, Mr. Rabinovitch has been the Vice President of Finance for Claire’s Stores, Inc. His responsibilities at the specialty retail chain with approximately $1.3 billion in revenues included budget development and review, Securities and Exchange Commission and investor reporting, internal management reporting and analyses, investor relations assistance and debt facility management. From 1997 though 1999, Mr. Rabinovitch was the Vice President of Accounting and Corporate Controller for Unicapital Corporation where he was responsible for, among other things, managing the company’s $530 million initial public offering and simultaneous acquisition of twelve non-public entities. Prior to 1997, Mr. Rabinovitch was a senior auditor with Price Waterhouse LLP where he was responsible for the supervision and management of public and privately-held client audits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.

	By:	/s/ Marc Weinstein
	Name:	Marc Weinstein
Dated: July 11, 2005	Title:	Senior Vice President and Chief Administrative Officer